Exhibit 99(n)(1)

April 24, 2003

United Investors Life Insurance Co.

2001 Third Avenue South

Birmingham, AL 35233

RE:    United Investors Life Variable Account (Advantage I)

Form N-6 File No. 33-11465

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 19 to the Registration Statement on Form N-6 filed by United Investors Life Insurance Company for certain variable life policies (File No. 33-11465). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:    /s/    FREDERICK R. BELLAMY

Frederick R. Bellamy

FRB:dk